Exhibit 99.1

Encore Capital Group, Inc. Announces 2003 Earnings Conference Call and Webcast

San Diego, CA, Feb. 6, 2004 — Encore Capital Group, Inc. (Nasdaq:ECPG) will host a conference call to discuss 2003 financial results and operational highlights at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time on Tuesday, March 2, 2004.

Members of the public are invited to listen to the Company’s live quarterly conference call via the Internet. To hear the call, log on at the Investor Relations page of the Company’s web site at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

The Company’s financial results for 2003 will be released over the news wires before the market opens on Tuesday, March 2, 2004.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivable portfolios.

CONTACT:

Carl C. Gregory, III Encore Capital Group, Inc. (858) 309-6961 carl.gregory@encorecapitalgroup.com
SOURCE:	Encore Capital Group, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Encore Capital Group’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.